Exhibit 99.2
CHARTERED MARKETING SERVICES, INC.
Balance Sheet
(unaudited)

June 30,
2006
ASSETS

Current Assets:
Cash and cash equivalents	$7,569,549
Accounts receivable, net	1,325,313
Other current assets	578,549

Total Current Assets	9,473,411

Property and equipment, net	1,368,466
Deferred income taxes	6,625,297
Other assets	9,038,932

Total Assets	$26,506,106

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,834,112
Accrued interest	2,848
Current portion of long-term debt	2,229,872
Other current liabilities	1,701,565

Total Current Liabilities	7,768,397

Long-term Debt	9,324,919

Total Liabilities	17,093,316

Stockholders’ Equity:
Common stock ($1.00 par value, 15,000,000 shares authorized, 989,813 shares issued and outstanding)	8,603,276
Additional paid-in capital	5,502,983
Restricted stock notes receivable	(307,875)
Retained earnings	38,629,875
Treasury stock, at cost ($1.00 par value, 7,613,463 shares in treasury)	(43,015,469)

Total Stockholders’ Equity	9,412,790

Total Liabilities & Stockholders’ Equity	$26,506,106

The accompanying notes are an integral part of these financial statements.

CHARTERED MARKETING SERVICES, INC.
Statement of Operations
(unaudited)

	For the Six Months Ended
	June 30,
	2006	2005
Revenues	$23,332,346	$26,171,272

Marketing	6,135,486	5,774,028
Operating	12,128,315	13,091,205
General and administrative	2,598,742	2,699,287

Operating income	2,469,803	4,606,752

Interest expense	508,323	450,003
Other income	117,474	100,694

Income before taxes	2,078,954	4,257,443

Income taxes	758,928	1,617,829

Net income	1,320,026	2,639,614

The accompanying notes are an integral part of these financial statements.

CHARTERED MARKETING SERVICES, INC.
Statement of Cash Flows
(unaudited)

	For the Six Months Ended
	June 30,
	2006	2005
Operating Activities:
Net income	$1,320,026	$2,639,614
Adjustments to reconcile net income to cash provided by (used for) operating activities:
Depreciation and debt issue cost amortization	274,602	251,141
Deferred marketing capitalization	(2,722,512)	(2,219,396)
Deferred marketing amortization	3,125,937	2,960,249
Deferred income tax expense	470,177	621,947
Noncash compensation	130,942	—
Changes in:
Accounts receivable, net	380,411	(204,086)
Other current assets	(76,238)	259,025
Other assets	(9,467)	(10,470)
Accounts payable and accrued expenses	(678,535)	(11,524)
Accrued interest	(2,635)	(21,159)
Other current liabilities	(176,265)	(342,169)

Net cash provided by operating activities	2,036,443	3,923,172

Investing Activities:
Purchases of property and equipment	(121,471)	(72,595)
Purchases of short-term investments	(29,366)	(6,148)
Proceeds from sale of short-term investments	2,076,095	(2,003,074)

Net cash provided by (used in) investing activities	1,925,258	(2,081,817)

Financing Activities:
Principal payments on long-term debt	(3,945,210)	(1,000,000)
Collection of restricted stock notes receivable	—	78,125

Net cash used in financing activities	(3,945,210)	(921,875)

Net increase in cash	16,491	919,480
Cash:
Beginning of period	7,553,058	3,910,830

End of period	$7,569,549	$4,830,310

The accompanying notes are an integral part of these financial statements.

NOTES TO INTERIM FINANCIAL STATEMENTS
Note 1 — Business and Organization
     Business
Chartered Marketing Services, Inc. (“Company”) is a national provider of products and marketing services to financial institutions, principally mortgage lenders and retail banks. The Company’s primary products are accidental death insurance, which generally covers the outstanding mortgage balance of an insured, identity theft and credit management services, and membership products that provide discounts on: (a) health care-related products and services, (b) financial and legal services, and (c) home and auto care-related products and services.
The accompanying unaudited financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments consisting of only normal recurring adjustments necessary for a fair presentation of the financial position of the Company, the results of its operations and cash flows have been made.
Chartered Marketing Services, Inc. was acquired by Intersections Inc. on July 3,2006.

Note 2 — Contingencies
The Company’s operations are subject to extensive federal and state laws and regulations concerning insurance, telemarketing and consumer privacy. In addition, contracts between the Company and its financial institution clients generally include a provision which obligates the Company to indemnify the client from and against any loss incurred as a result of the Company’s failure to comply with the laws and regulations to which it is subject. Further, contracts between the Company and its insurance carrier underwriters include indemnification provisions that could be triggered should either party violate its obligations under the contract between them. With the exception of the matters described below, the Company has no knowledge of any substantive pending or threatened claims against it. Moreover, in the opinion of management, the Company has complied with all laws and regulations to which it is subject.
During 2002, a former client orally requested that the Company contribute toward the settlement of four civil lawsuits filed on behalf of customers of the former client nationwide and arising out of the sale of membership and group insurance programs by third party vendors like the Company. The complaints alleged generally that the client improperly disclosed customer information to third party vendors and misled customers about the terms and costs of the programs offered. The Company was not named as a defendant in any of these lawsuits nor has the former client asserted any intention to make a claim for indemnification under its contract with the Company. Moreover, the former client simply advised the Company that it had an opportunity to settle these lawsuits and asked each of its vendors, including the Company, to contribute toward the settlement even though the former client believed neither it nor its vendors violated any law.
To minimize the distraction of management from other operating matters and to avoid additional legal fees, during 2002, the Company contributed $350 thousand toward the proposed settlement and charged the contribution against earnings that year. Following an objection to the settlement agreement, the Company’s settlement contribution was returned in April of 2003. In January of 2004, the U.S. Court of Appeals for the Seventh Circuit vacated the proposed settlement and remanded the case back to the U.S. District Court of the Northern District of Illinois. Mediation ensued and the case was again settled under economic terms substantially similar to the original agreement. In August of 2005, the District Court approved the revised settlement agreement and in an opinion addressed the deficiencies identified by the Court of Appeals in the first settlement agreement, but another objection was reasserted.
In an opinion dated June 19, 2006, the U.S. Court of Appeals for the Seventh Circuit again vacated the proposed settlement and remanded the case back to the District Court for further consideration of the settlement according to standards laid out in the opinion.
If the former client is ultimately successful in settling this matter with its plaintiff customers, the Company intends to honor its commitment to fund $350 thousand, but not necessarily more than $350 thousand, to effect a settlement. Accordingly, the settlement contribution remains accrued as an unpaid liability in the accompanying financial statements as of June 30, 2006. Although management does not expect that a material loss will result from the ultimate resolution of this matter, it remains subject to a number of uncertainties, the outcomes of which are difficult to predict. As a result, there can be no assurance that resolution of these uncertainties will not have a material adverse effect on the results of operations or financial condition of the Company.
Note 3 — Stock Compensation
Stock Plan
The Company has stock-based compensation plans under which certain employees have been granted the right to purchase and options to purchase shares of restricted common stock. The plans are administered by the Compensation Committee (“Committee”) of the Board of Directors. The Committee selects employee participants and establishes the price of the restricted shares and option exercise price, which, under the terms of the stock compensation plans, cannot be less than the fair market value of the Company’s common stock on the date of grant.
On August 31, 1999, the Company’s Board of Directors authorized the Company’s 1999 Restricted Stock Plan (“Stock Plan”) and reserved 50 thousand shares of Company common stock for issuance to employees under the terms of the Stock Plan. The issuance of all restricted shares under the Stock Plan is evidenced by a Restricted Stock Purchase Agreement, which provides for restrictions on transfer, vesting, and forfeiture under certain circumstances. The restricted shares vest over periods ranging from 3 to 4 years, commencing, for shares issued during 1999, on the later of: (a) the date of the Company’s recapitalization (September 9, 1998) or (b) a participant’s date of hire. For shares issued during 2000, commencing on the date of grant. When the shares issued under the Stock Plan become vested, the shares remain subject to a call option by the Company and certain other restrictions on transfer. The Company must repurchase forfeited shares from Stock Plan participant’s at the issuance price. Forfeited shares may be reissued under the Stock Plan.
During 2000 and 1999, the Company sold to Stock Plan participants 16 thousand and 28 thousand shares of its common stock at a fair market value of $10.25 and $13.75 per share, respectively. In issuing the shares, the Company received cash of $1.00 per share and a promissory note for the balance of the value of the shares sold. The promissory notes bear interest at prime and are classified as assets within the stockholders’ equity section of the accompanying balance sheet as of June 30, 2006 and December 31, 2005.
Option Plan
In August 2002, the Company adopted the 2002 Non-Qualified Stock Option Plan (“Option Plan”) which provides for the grant of non-qualified stock options for the purchase of up to 100,000 shares of the Company’s common stock by officers, employees, directors and consultants of the Company. The Committee is responsible for administration of the Option Plan and determines the term of each option, the option exercise price, the number of shares for which each option is granted and the rate at which each option is exercisable. Stock options granted under the Option Plan have a 10-year term and vest within 4 years of the date of grant.
Also, in August 2002, the Company’s Board of Directors amended the Company’s Stock Plan to provide plan participants with the right, upon termination of employment and after a required holding period, to require the Company to purchase the participant’s vested shares under the Stock Plan at the lower of the participant’s acquisition cost or the market value of the stock (“Put Option”). For shares of Company common stock acquired through the exercise of options, the Option Plan includes a “Put Option” that is identical in terms to that included in the Company’s amended Stock Plan.
During 2005, the Company’s Board of Directors amended its Option Plan to provide for the purchase of up to 325,000 shares of the Company’s common stock by officers, employees, directors and consultants of the Company. Also during 2005, the Company’s Board of Directors authorized the re-pricing of certain options to purchase Company common stock held by the Company’s Chairman, President and Chief Executive Officer, such re-pricing was accomplished by canceling certain stock options at an exercise price above fair market value and re-issuing the same number of stock options at fair market value. Under the Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”, reducing an option’s exercise price gives rise to variable accounting, under which an amount equal to the spread between the stock’s market value and the option’s exercise price (known as “Intrinsic Value”) is estimated by reference to a third party valuation of the Company’s common stock. Changes in Intrinsic Value extended by the number of vested options outstanding are charged or credited to compensation expense as the change in stock value warrants. As a result of applying variable accounting to re-priced options, the Company charged compensation and credited paid in capital in the amount of $33 thousand during the year-ended December 31, 2005.
The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for employee options granted under the Option Plan. Other than the variable accounting compensation charge described above, no compensation cost has been recorded for options granted to employees under the Option Plan in either 2002 or 2005. Had compensation cost been determined based on fair value at the grant date for awards in 2002 and 2005, under the provisions for Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation”, the Company’s earnings before income taxes would have been reduced by approximately of $0.2 million, $0.1 million and $0.1 million during 2005, 2004 and 2003, respectively. For pro forma calculation purposes, the fair value of each employee option grant was estimated on the date of grant using the minimum value method with the following assumptions: no dividend yield, no expected volatility, risk free interest rate of 2.96% in 2002 and 4.02% in 2005, and an expected life of four years.
The following table summarizes the activity of options issued by the Company:

		Weighted
		Average
	Number of	Exercise
	Options	Price
Outstanding as of December 31, 2002	93,465	$41.77
Granted at fair value	—	—
Exercised	—	—
Cancelled	—	—

Outstanding as of December 31, 2003	93,465	41.77
Granted at fair value	—	—
Exercised	—	—
Cancelled	—	—

Outstanding as of December 31, 2004	93,465	41.77
Granted at fair value	224,633	37.25
Exercised	—	—
Cancelled	(29,080)	52.24

Outstanding as of December 31, 2005	289,018	37.21

Granted at fair value	—	—
Exercised	—	—
Cancelled	—	—

Outstanding as of June 30, 2006	289,018	37.21

Information about stock options outstanding at June 30, 2006 is summarized below:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life	Price	Exercisable	Price
$37.04	70,920	6.9	$37.04	55,016	$37.04
$37.26	218,098	9.4	$37.26	37,957	$37.26

	289,018		$37.21	92,973	$37.13

During 2005, an employee that participated in both the Company’s Stock Plan and Option Plan terminated employment with the Company. In conjunction with his termination, the employee completed his purchase of vested shares of restricted Company common stock by repaying a promissory note in the amount of $78 thousand. This same employee elected not to exercise his vested options to purchase Company common stock.
In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”, or SFAS No. 123R. SFAS No. 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and subsequently issued stock option related guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Entities will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using the Black-Scholes option-pricing model. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.
In April 2005, the SEC amended the compliance dates for SFAS No. 123R from fiscal periods beginning after June 15, 2005 to fiscal years beginning after June 15, 2005.
During the six months ended June 30, 2006 we adopted SFAS 123R beginning January 1, 2006 and elected the modified-prospective method of transition. This method of transition requires us to recognize compensation cost for all awards subsequent to adopting the standard and for the unvested portion of previously granted awards outstanding upon adoption.
As a result of the adoption of SFAS 123R, stock based compensation recognized in our statement of income for the six months ended June 30, 2006 was $131 thousand.